Exhibit 8.1

Subsidiaries of Delhaize Group

(as of December 31, 2011)

A. Fully Consolidated

		Ownership Interest in %
		2011	2010	2009
Alfa Beta Vassilopoulos S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	89.9
Anadrasis S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	—	—
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Athenian Real Estate Development, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
ATTM Consulting and Commercial, Ltd.(1)	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	100.0	100.0	100.0
Boney Wilson & Sons, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Holding, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Northeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Southeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Centar za obuchenie i prekvalifikacija EOOD	Bitolya 1A str, Varna, Bulgaria	100.0	—	—
CF Bugboort BVBA(2)	Wespelaarsebaan 126, 3190 Boortmeerbeek, Belgium	—	—	100.0
C Market a.d. Beograd	Cika Ljubina 9, Belgrade, Serbia	75.4	—	—
Delhaize Albania SHPK(3)	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	100.0	—	—
Delhaize America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Shared Services Group, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	—
Delhaize BH d.o.o. Banja Luka(4)	Branka Popovića 115, Banja Luka, Bosnia and Herzegovina	100.0	—	—
Delhaize Distribution Luxembourg S.A.(5)	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	—
Delhaize Finance B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize Griffin SA	Square Marie Curie 40, 1070 Brussels, Belgium	100.0	100.0	100.0
Delhaize Insurance Company, Inc	76 St. Paul Street, Suite 500, Burlington, VT 05401, U.S.A.	100.0	100.0	100.0
Delhaize Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Montenegro d.o.o. Podgorica(6)	Zmaj Jovina bb, Podgorica, Montenegro	100.0	—	—
Delhaize Serbia d.o.o. Beograd(7)	Takovska 49, Belgrade, Serbia	100.0	—	—
Delhaize The Lion America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Coordination Center SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize US Holding, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Distri Group 21 NV(8)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	—	100.0

DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Ela d.o.o. Kotor	Trg od oruzja bb, Kotor, Montenegro	51.0	—	—
ENA SA	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	89.9
FL Food Lion, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A	100.0	100.0	100.0
Food Lion (Thailand), Inc.(9)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	—	100.0
Gastro International S.R.L.(10)	Calea Grivitei, N°399, Sector 1, Bucharest, Romania	—	—	100.0
Guiding Stars Licensing Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Bros. Co.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Energy, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Licensing Corp.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Trucking Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannbro Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Harveys Stamping Company, LLC	PO Box 646, Nashville, GA 31639, U.S.A.	100.0	100.0	100.0
Holding and Food Trading Company Single Partner LLC	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	89.9
Holding and Food Trading Company Single Partner LLC & Co Ltd Partnership	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	89.9
Huro NV	Wezenstraat 4, 2370 Arendonk, Belgium	100.0	100.0	100.0
I-Del Retail Holdings, Ltd.	70 Sir John Rogerson’s Quay, Dublin 2, Ireland	100.0	—	—
J.H. Harvey Co., LLC	727 South Davis Street, Nashville, GA 31639, U.S.A	100.0	100.0	100.0
Jobmart NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	—	100.0
Kash n’ Karry Food Stores, Inc.	3801 Sugar Palm Drive, Tampa, FL 33619, U.S.A.	100.0	100.0	100.0
Katdrink NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	—	100.0
Knauf Center Pommerlach S.A.(11)	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	—	100.0	100.0
Knauf Center Schmëtt S.A.(11)	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	—	100.0	100.0
Kommar NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	—	100.0
La Fourmi S.A.(10)	Siret Street nr. 95 et 1, Sector 1, Bucharest, Romania	—	—	100.0
Leoburg NV	Lommelsesteenweg 8, 3970 Leopoldsburg, Belgium	100.0	100.0	100.0
Lion Lux Finance S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	—	—
Lion Retail Holding S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	—	—
Lithia Springs, LLC	911 Highway 188, Ochlocknee, GA 31773, U.S.A.	60.0	60.0	60.0
Maascad NV(8)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	—	100.0
Marietta Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Marion Real Estate Investments, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0

Martin’s Food of South Burlington, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
MC Portland, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	—
Mega Doi S.R.L.	39-49 Nicolae Titulescu Avenue, block 12, entrance A+B, ground floor, 1st district, Bucharest, Romania	99.2	99.2	99.2
Mega Image S.R.L.	95 Siret Street, 1st floor, 1st district, Bucharest, Romania	100.0	100.0	100.0
Molmart NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Morrills Corner, LLC	145 Pleasant Hill Road, Scarborough, ME, 04074, U.S.A.	100.0	100.0	—
Pekabeta a.d. Beograd	Takovska 49, Belgrade, Serbia	95.6	—	—
Piccadilly AD	1A, Bitolya Street, Varna, Bulgaria	100.0	—	—
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Progressive Distributors, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Rafo Com Construct S.R.L.(10)	Calea Rahovei, N°299, Sector 5, Bucharest, Romania	—	—	100.0
Redelcover S.A.	Rue de Merl 74, 2146 Luxembourg, Grand Duchy of Luxembourg	100.0	100.0	100.0
Risk Management Services, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Rousseau NV	Kouter 158, 9000 Gent, Belgium	100.0	—	—
Rovas 2001 Prodimpex S.R.L(10)	95 Siret Street, 1st floor, 1st district, Bucharest, Romania	—	—	100.0
Serdelco S.A.S.	Parc des Moulins, Avenue de la Créativité 4, Villeneuve d’Ascq, France	100.0	100.0	100.0
Sinking Spring Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Smart Food Shopping SA	Chaussée de Wavre 42A, 5030 Gembloux, Belgium	100.0	100.0	100.0
SS Morrills, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	—
Summit Commons Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Super Market Koryfi SA(12)	81, Spaton Avenue, Gerakas, Athens, Greece	—	—	89.9
Supermarkten Voeten-Hendrickx NV(2)	Markt 18, 2470 Retie, Belgium	—	—	100.0
The Pride Reinsurance Company, Ltd.	The Metropolitan Building, 3rd Floor, James Joyce Street, Dublin 1, Ireland	100.0	100.0	100.0
TP Srbija a.d. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	95.4	—	—
TP Stadel d.o.o. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	95.4	—	—
Universal MVM Conexim S.R.L.(10)	Str. Constantin Rädulescu-Motru, N° 12, B1.27B, ground floor, Sector 4, Bucharest, Romania	—	—	100.0
Victory Distributors, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Wambacq & Peeters NV	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	85.0	85.0	85.0
Wilmart NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	—	100.0
Wintrucks NV	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	88.0	88.0	88.0
Zvezdara a.d. Beograd	Zivka Davidovica 64, Belgrade, Serbia	68.2	—	—

(1)	In liquidation.
(2)	Merged with Delimmo SA on August 31, 2010.
(3)	Euromax SHPK was renamed into Delhaize Albania SHPK during 2011.
(4)	Delta Maxi d.o.o. Banja Luka was renamed into Delhaize BH d.o.o. Banja Luka during 2011.
(5)	Markant-Lux S.A. was renamed into Delhaize Distribution Luxembourg S.A.during 2011.
(6)	Delta Maxi d.o.o. Podgorica was renamed into Delhaize Montenegro d.o.o. Podgorica during 2011.
(7)	Delta Maxi Serbia d.o.o. Beograd was renamed into Delhaize Serbia d.o.o. Beograd during 2011.
(8)	Liquidated.
(9)	Dissolved on March 15, 2010.
(10)	Merged into Mega Image S.R.L. on January 1, 2010.
(11)	Merged into Delhaize Luxembourg S.A. on January 31, 2011.
(12)	Merged into Alfa Beta Vassilopoulos SA on November 3, 2010.

B. Joint Ventures - Proportionally Consolidated

		Ownership Interest in %
		2011	2010	2009
P.T. Lion Super Indo, LLC	Menara Bidakara 2, 19th Floor Jl. Jend. Gatot Soebroto Kav. 71 -73 Pancoran, Jakarta Selatan 12870, Indonesia	51.0	51.0	51.0